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                                                                    EXHIBIT 10.6


                                   N2H2, INC
                             1999 STOCK OPTION PLAN



1. Purpose of the Plan. The purpose of this Stock Option Plan (the "Plan") is to promote the long-term success of N2H2, Inc. (the "Company") by creating a long-term mutuality of interests between the shareholders of the Company and the participants under this plan.

2.      Definitions. As used herein, the following definitions shall apply:

                a. "Plan" shall mean this Stock Option Plan, as the same may be amended from time to time.

                b. "Board" shall mean the Board of Directors of the Company.

                c. "Taxable Year" shall mean the fiscal year of the Company.

                d. "Common Stock" shall mean the common stock of the Company.

                e. "Company" shall mean N2H2, Inc., a Washington corporation. "Parent" shall mean any parent corporation or other form of business association that is treated as a corporation for tax purposes owning, directly or indirectly, 50% or more of the voting power of the shares of the corporation so as to qualify as a "parent" within the meaning of Section 424 (e) of the Code. "Subsidiary" shall mean any subsidiary defined as any corporation or other form of business treated as a corporation for tax purposes if 50% or more of the voting power of the shares of such entity are owned, directly or indirectly, by the Company so as to qualify as a "subsidiary" corporation within the meaning of
                        Section 424 (f) of the Code.

                f. "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Section 4(a) of the Plan.

                g. "Option" shall mean any stock option granted pursuant to the Plan.

                h. "Optioned Shares" shall mean stock subject to an Option granted pursuant to this Plan.

                i. "Participant" shall mean an individual who receives a Stock Option.

                j.      "Share" shall mean the Common Stock of the Company.

                k. "Fair Market Value" shall be determined by the Committee.

                l. "Code" shall mean the Internal Revenue Code of 1986, as amended.

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3.      Stock Subject to Options. Except as otherwise provided in Section 13, the maximum aggregate number of Shares which may be optioned and sold pursuant to the Plan is five hundred thirty-one thousand, eight hundred fifty (531,850) Shares, which will be authorized, but unissued.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall become available for other Options under the Plan, unless the Plan shall have been terminated.

        Stock issued upon exercise of options granted under this Plan may be subject to restrictions on transfer, repurchase rights, or other restrictions as determined by the Committee.

4.      Administration of the Plan.

                a. Appointment of Committee. The Plan shall be administered by the Board, or a Stock Option Committee consisting of one or more members. Members of the Committee shall be appointed by the Board and shall serve until their resignation or removal. The Board may remove members, with or without cause, at any time, and may also fill any vacancies. All references to the Committee in this Plan shall relate to the Board if no Committee is established.

                b. Procedure. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it has been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

                c. Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have authority:

                        (1) To determine the exercise price or fair market value of the Shares covered by an Option, the participants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option;

                        (2)     To interpret the Plan;

                        (3) To prescribe, amend and rescind rules and regulations relating to the Plan;



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                        (4)     To determine the terms and provisions of each
                                Option granted under the Plan (which need not be identical), and with the consent of the holder thereof, to modify or amend each Option;

                        (5) To determine whether the Option price is payable in money or in stock of the Company or other acceptable form;

                        (6) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee;

                        (7) To make all other determinations deemed necessary or advisable for the administration of the Plan.

                d. Securities Exchange Act of 1934. At any time that the Company has a class of securities registered pursuant to
                        Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board of Directors or the Committee in accordance with Rule 16b-3 adopted under the Exchange Act, as such Rule may be amended from time to time.

                e. Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or her on his or her behalf or in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                f. Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Options granted under this Plan.

5. Eligibility. The Committee may award options to any present or future director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company (sometimes hereinafter collectively referred to as "Participants").


6.      Grants, Awards and Sales.

                a. Type of Security. The Committee may, from time to time, take the following actions, separately or in combination, under this Plan:


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                        1.      Grant Incentive Stock Options, as defined in
                                Section 422 of the Code, to any employee of the Company or any Parent or Subsidiary of the Company, as provided in Section 6(b) of this Plan; and

                        2. Grant options other than Incentive Stock Options ("Non-Qualified Stock Options") as provided in
                                Section 6 (c) of this Plan.

                        The Committee shall select the Participants to whom awards shall be made. The Committee shall specify the action taken with respect to each person granted any option under this Plan and shall specifically designate each option granted under this Plan as an Incentive Stock Option or Non-Qualified Stock Option.

                b. Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

                        1. Incentive Stock Options may be granted under this Plan only to employees of the Company or any Parent or Subsidiary of the Company, including employees who are directors.

                        2. No employees may be granted Incentive Stock Options under this Plan to the extent that the aggregate fair market value, on the date of grant, of the Stock with respect to which Incentive Stock options are exercisable for the first time by that employee during any calendar year, under this Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any Parent or Subsidiary of the Company, exceeds $100,000.

                        3. An Incentive Stock Option may be granted under this Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock if the option price is at least 110% of the fair market value of the Stock subject to the option on the date the option is granted, as described in Section 6(b) (vi) of this Plan, and if the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                        4. Except as provided in Section 8 of this Plan, no Incentive Stock Option granted under this Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any Parent or Subsidiary of the Company and the optionee has been so employed continuously since the date such option was granted. Absence or leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose.

                        5. Subject to Sections 6(b) (3) and 6(b) (4) of this Plan, Incentive Stock Options granted under this Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.


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                        6.      The option price per share shall be determined
                                by the Committee at the time of grant. The option price shall not be less than 100% of the fair market value of the shares covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares covered by an Incentive Stock Option shall be determined by the Committee.

                        7. The Committee shall designate any Incentive Stock Option as such to distinguish it from a Non-Qualified Stock Option.


                c. Non-Qualified Stock Options. Non-Qualified Stock Options shall be subject to the following terms and conditions:

                        1. The option price per share shall be determined by the Committee at the time of grant. The option price may be more or less than or equal to the fair market value of the shares covered by the Non-Qualified Stock Option on the date the option is granted, and the option price may fluctuate based on criteria determined by the Committee.

                        2. The Committee shall designate any Non-Qualified Stock Option as such to distinguish it from an Incentive Stock Option.

                        3. Unless otherwise established by the Committee, any Non-Qualified Stock Option shall terminate 10 years after the date it is granted.

7. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval or ratification by vote of the holders of a majority of the outstanding Shares entitled to vote on the adoption of the Plan, whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

8. Term of Option. The term of each Option granted under the Plan shall be determined by the Committee, however, it shall not exceed ten (10) years from the date of grant. In the case of an optionee who is an employee of the Company or a Parent or Subsidiary of the Company, if the optionee's employment is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in Section 9 below relating to death or disability, any option held by such optionee may be exercised at any time prior to the earlier of its expiration date or, if the option is an Incentive Stock Option, the 30th day after the date of such termination of employment, or if the option is a Non-Qualified Stock Option, the 90th day after the date of such termination (or, if such is not a regular business day, on the last preceding business day), but only if and to the extent the optionee was entitled to exercise the option on the date of such termination. Subject to such terms and conditions as the Committee may determine, the Committee may extend the exercise period any length of time not later than the expiration date of the option and may increase the portion of the option that may be exercised on termination, provided that any extension of the exercise period of an


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        Incentive Stock Option shall be subject to a written acknowledgment by the optionee that the extension disqualifies the option as an Incentive Stock Option.


9. Vesting of Option. The Option shall vest in accordance with a schedule established by the Committee. The vested portion of an Option award shall be exercisable at any time (but no later than the end of the option period determined pursuant to Section 8 above), subject, however, to all other terms of the Plan and of the Option granted to Participant. An Option may not be exercised for fractional shares of the Company.

        In the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or Shares by means of a sale, reorganization, liquidation, or otherwise, or if there is a change in more than 50% of the voting power of the Shares or other ownership interest by means of a sale, merger, reorganization, liquidation or otherwise, all Options granted before September 1, 1998 shall vest immediately and fully, and options granted after September 1, 1998 may vest as set forth in the option grant. All Options not exercised prior to consummation of any such agreement shall terminate.

        If a Participant dies or his or her employment is terminated due to his or her permanent disability (as determined by the Committee) his or her Optioned Shares shall become 100 percent vested, if not already so vested, and the Committee may extend the exercise period any length of time not later than the expiration date of the option, provided that any extension of the exercise period of an Incentive Stock Option shall be subject to a written acknowledgment by the optionee or the optionee's personal representative that the extension may disqualify the option as an Incentive Stock Option.

10.     Exercise of Option.

        Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company in such form as may be approved by the Committee. Until the issuance of the stock certificates (as evidence by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of exercise of the Option except as provided in Section 13 of the Plan.

        Notwithstanding any provision to the contrary contained herein, Options may with approval of the Committee be exercised by means of (i) an exchange of Shares previously held by the Participant for the Optioned Shares, or (ii) broker-assisted cashless exercise transactions involving brokers with which the Company has a formal understanding regarding such transactions. In addition, a Participant may with approval of the Committee satisfy his or her requirement for federal income tax


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        withholding by means of (i) delivery to the Company of Shares previously held by the Participant with a Fair Market Value equal to the Withholding obligation, or (ii) allowing the Company to withhold
        Optioned Shares with a Fair Market Value equal to the withholding obligation. Any Participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, who elects to exchange Shares to be issued upon exercise of the Option for the Optioned Shares, or allows the Company to withhold Optioned Shares with Fair Market Value equal to the withholding obligation must do so either (i) during the periods which begin on the third business day following the Company's regular release of its quarterly and annual statements of sales and earnings and ending on the 12th business day following such date, or (ii) pursuant to an irrevocable election made by the Participant at least six months in advance of the date the Option exercised becomes taxable. For purposes of an exchange, a delivery, or withholding, Shares held by a Participant and Optioned Shares shall be valued at their Fair Market Value as of the date of delivery which value shall be credited on a dollar for dollar basis toward payment of the Option price for the Optioned Shares or the associated tax withholding obligation.

11.     Nontransferability.

                a. Options under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant.

                b. Stock issued upon exercise of an option under this Plan may have, in addition to restrictions on transfer imposed by law, any restrictions on transfer determined by the Committee.

12.     Amendment or Termination of the Plan.

                a. The Board may amend the Plan from time to time in such respects as the Board deems advisable, and

                b. The Board may at any time terminate the Plan, except that

                c. No amendment or termination of the Plan shall diminish or otherwise adversely affect the rights of a Participant with respect to a previously granted Option.

13. Adjustment Upon Changes in Capitalization. The number and kind of Shares of Company stock subject to an Option shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up or any combination or exchange of Shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan.

14. Agreement and Representations of Employee. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of exercise that the Shares are being purchased or acquired only for investment and without any present intention to resell or distribute


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        the Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable federal or state way, regulation or rule or any governmental agency. Appropriate legends restricting the transfer of the Shares, unless such Shares are registered under appropriate federal and state securities laws or unless exemptions are available therefrom, will be placed on Share certificates issued pursuant to this Plan.

15. Reservations of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the non-issuance or sale of Shares as to which such requisite authority shall not have been obtained.

16. General Limitations and Provisions. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee. Whether or not any Options are to be granted hereunder shall be exclusively within the discretion of the Committee, and nothing contained herein shall be construed as giving any Employee any right to participate hereunder. No Option shall be considered as compensation under any other employee benefit plan of the Company except as otherwise determined by the Committee.